Exhibit 99
Piper Sandler Companies Reports Second Quarter 2021 Results;
Increases Quarterly Dividend to $0.55 Per Share
MINNEAPOLIS—July 30, 2021—Piper Sandler Companies (NYSE: PIPR) today announced its results for the second quarter of 2021.
"Record revenues and earnings for the second quarter of 2021 were led by outstanding advisory activity," said Chad R. Abraham, chairman and chief executive officer. "Many of our corporate investment banking industry and product teams registered record performance on a year-to-date basis driving total corporate investment banking revenues of $620 million for the first half of 2021, a two-fold increase over the prior year period. Our industry team pipelines remain at record levels and we expect to finish the year strong."

	Second Quarter 2021 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q2	vs.	vs.	Q2	vs.	vs.
	2021	Q1-21	Q2-20	2021	Q1-21	Q2-20
Net revenues	$508.6	19%	74%	$492.7	19%	68%
Pre-tax margin	22.4%	310 bps	1,990 bps	27.7%	290 bps	1,000 bps
Net income applicable to Piper Sandler Companies	$69.8	41%	N/M	$98.6	31%	186%
Earnings per diluted common share	$4.12	37%	N/M	$5.37	30%	178%
N/M – Not meaningful
(1)A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

FINANCIAL & BUSINESS HIGHLIGHTS
•Record net revenues for the second quarter of 2021 were driven by strong contributions from our investment banking businesses.
•Advisory services produced record revenues of $249 million for the second quarter of 2021, an increase of 63% over the first quarter of 2021, driven by strong performance across many of our industry and product teams.
•Corporate financing generated revenues of $102 million for the current quarter representing the second consecutive quarter with revenues in excess of $100 million.
•For the second quarter of 2021, municipal financing revenues of $36 million increased 33% sequentially and represent our second strongest quarter on record.
•For the first half of 2021, we generated net revenues in excess of $900 million representing our strongest first half on record.
•Investment banking generated revenues of $683 million, up 90% over last year as advisory services, corporate and municipal financing all had record first half revenues driven by strong execution across our industry and product teams.
•Institutional brokerage generated record first half revenues of $205 million, up 15% over 2020 driven by fixed income services as the breadth of our product offerings and deep client relationships are driving strong results.
•Our operating results for the first half of 2021 continue to demonstrate our enhanced scale and ability to successfully drive shareholder value.
•Our pre-tax margin on a U.S. GAAP basis of 21.0% for the first half of 2021 and our adjusted operating margin of 26.4% were driven by record revenue levels.
•Record net income on a U.S. GAAP basis of $119 million for the first half of 2021 and record adjusted net income of $174 million resulted from higher revenues and improved margins.
•For the first half of 2021, U.S. GAAP earnings per diluted common share of $7.14 and our adjusted earnings per diluted common share of $9.51 represent the strongest start to a year on record.

TALENT
•Increased our corporate investment banking managing director headcount on a net basis during the quarter with additions in healthcare services, medtech, renewables and clean energy, oilfield services and equipment, and industrial software and technology.
•Continued to build out our public finance special districts group with the recent addition of three bankers, and over the last six months, we have grown the team to over 20 dedicated professionals.
•Expanded our equity research coverage with the addition of two senior analysts in the technology sector.

CAPITAL
•Increased the quarterly cash dividend to $0.55 per share of common stock, which will be paid on September 10, 2021 to shareholders of record as of August 27, 2021. This quarterly cash dividend represents a 22% increase compared to the quarterly cash dividend paid for the first quarter of 2021.
•Returned an aggregate of $77.2 million to shareholders during the first half of 2021 through dividends and share repurchases.
•Paid an aggregate of $41.0 million, or $2.70 per share, to shareholders through the quarterly and annual special dividend.
•Repurchased approximately 321,000 shares of common stock, or $36.2 million, at an average price of $112.75 per share.

U.S. GAAP SELECTED FINANCIAL DATA
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	% Change vs.		June 30,	June 30,	%
	2021	2021	2020	Q1-21	Q2-20	2021	2020	Change
Revenues
Advisory services	$248,668	$152,849	$85,569	63%	191%	$401,517	$196,795	104%
Corporate financing	102,401	116,136	83,448	-12%	23%	218,537	108,624	101%
Municipal financing	36,078	27,089	30,810	33%	17%	63,167	53,406	18%
Investment banking	387,147	296,074	199,827	31%	94%	683,221	358,825	90%

Equity brokerage	34,873	43,234	40,644	-19%	-14%	78,107	88,497	-12%
Fixed income services	60,957	66,254	48,695	-8%	25%	127,211	89,985	41%
Institutional brokerage	95,830	109,488	89,339	-12%	7%	205,318	178,482	15%

Interest income	1,673	2,057	3,065	-19%	-45%	3,730	9,130	-59%
Investment income/(loss)	26,694	23,768	3,733	12%	615%	50,462	(10,093)	N/M

Total revenues	511,344	431,387	295,964	19%	73%	942,731	536,344	76%

Interest expense	2,696	2,780	3,526	-3%	-24%	5,476	7,738	-29%

Net revenues	$508,648	$428,607	$292,438	19%	74%	$937,255	$528,606	77%

Non-interest expenses
Compensation and benefits	$325,252	$280,328	$213,560	16%	52%	$605,580	$401,684	51%
Non-compensation expenses	69,336	65,412	71,481	6%	-3%	134,748	153,554	-12%
Non-interest expenses	$394,588	$345,740	$285,041	14%	38%	$740,328	$555,238	33%

Income/(loss) before income tax expense/(benefit)	$114,060	$82,867	$7,397	38%	N/M	$196,927	$(26,632)	N/M

Ratios and margin
Compensation ratio	63.9%	65.4%	73.0%			64.6%	76.0%
Non-compensation ratio	13.6%	15.3%	24.4%			14.4%	29.0%
Pre-tax margin	22.4%	19.3%	2.5%			21.0%	-5.0%

Net income/(loss) applicable to Piper Sandler Companies	$69,821	$49,459	$1,454	41%	N/M	$119,280	$(13,273)	N/M

Earnings/(loss) per diluted common share	$4.12	$3.00	$0.10	37%	N/M	$7.14	$(0.96)	N/M
N/M – Not meaningful

Revenues
For the second quarter of 2021, record net revenues of $508.6 million increased 19% compared to the first quarter of 2021 and 74% compared to the second quarter of 2020.
Investment banking revenues of $387.1 million for the second quarter of 2021 increased 31% compared to the first quarter of 2021 and 94% compared to the second quarter of 2020. For the second quarter of 2021, investment banking generated 76% of total net revenues.
•Advisory services revenues of $248.7 million for the second quarter of 2021 represent the strongest quarter on record and include broad contributions from all of our industry groups and product teams. Revenues for the current quarter increased 63% compared to the first quarter of 2021 driven by more completed transactions and a higher average fee. Revenues increased 191% compared to the second quarter of 2020 resulting from the significant market recovery. Market conditions remain conducive for M&A activity and our pipelines are robust.
•Corporate financing revenues of $102.4 million for the second quarter of 2021 decreased 12% compared to the record first quarter of 2021 and increased 23% compared to the second quarter of 2020. Our performance during the current quarter was led by our healthcare and financial services teams. We completed 24 equity deals for healthcare companies, serving as book runner on 22, and our financial services group executed on a strong flow of debt and preferred financings. We expect to continue executing as these markets remain conducive.
•Municipal financing revenues of $36.1 million for the second quarter of 2021 increased 33% compared to the first quarter of 2021 and 17% compared to the second quarter of 2020. Market conditions remain robust as low interest rates and a strong credit outlook drove strong new issuance activity. Our specialty sectors drove the increased revenues for the current quarter highlighting the breadth of our franchise, and our governmental business performed well. We believe our pipeline remains robust which should lead to a strong second half of 2021.
Institutional brokerage revenues of $95.8 million for the second quarter of 2021 decreased 12% compared to the first quarter of 2021 and increased 7% compared to the second quarter of 2020. For the second quarter of 2021, institutional brokerage generated 19% of total net revenues.
•Equity brokerage revenues of $34.9 million for the second quarter of 2021 decreased 19% compared to the first quarter of 2021 and 14% compared to the second quarter of 2020. Volumes and volatility experienced a sharp decline to start the second quarter and clients entered a consolidation phase driving the decline in activity.
•Fixed income services revenues of $61.0 million for the second quarter of 2021 decreased 8% compared to the record first quarter of 2021 as the reduction in municipal yields drove a decline in client activity. Revenues increased 25% compared to the second quarter of 2020 resulting from strong activity among our financial institutions clients driven by excess liquidity. We anticipate that the uncertain interest rate outlook combined with current low rates could lead to a further moderation in activity.
Investment income of $26.7 million for the second quarter of 2021 increased compared to both the first quarter of 2021 and the second quarter of 2020. The current and prior periods include amounts attributable to noncontrolling interests. Investment income for the current and prior periods primarily related to gains recorded in our merchant banking funds.

Non-Interest Expenses
For the second quarter of 2021, non-interest expenses of $394.6 million increased 14% compared to the first quarter of 2021 and 38% compared to the second quarter of 2020.
•Compensation ratio of 63.9% for the second quarter of 2021 declined compared to the first quarter of 2021 and the second quarter of 2020 as the result of higher net revenues.
•Non-compensation expenses of $69.3 million for the second quarter of 2021 increased 6% compared to the first quarter of 2021 and decreased 3% compared to the second quarter of 2020. The increase in non-compensation expenses compared to the first quarter of 2021 was primarily due to acquisition-related restructuring and integration costs associated with consolidating office spaces. The decrease in non-compensation expenses compared to the second quarter of 2020 was driven by reduced acquisition-related intangible asset amortization, offset in part by higher marketing and business development expenses associated with the gradual increase in employee travel.
Pre-Tax Income
For the second quarter of 2021, we recorded pre-tax income of $114.1 million compared to $82.9 million for the first quarter of 2021 and $7.4 million for the second quarter of 2020.
•Pre-tax margin of 22.4% for the second quarter of 2021 improved compared to 19.3% for the first quarter of 2021 and 2.5% for the second quarter of 2020 driven by record net revenues.
Net Income & Earnings Per Share
For the second quarter of 2021, we recorded record net income of $69.8 million, or $4.12 per diluted common share. Results for the current quarter improved compared to the first quarter of 2021 and the second quarter of 2020 driven by increased net revenues and a higher pre-tax margin.

NON-GAAP SELECTED FINANCIAL DATA
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	% Change vs.		June 30,	June 30,	%
	2021	2021	2020	Q1-21	Q2-20	2021	2020	Change
Adjusted net revenues
Advisory services	$248,668	$152,849	$85,569	63%	191%	$401,517	$196,795	104%
Corporate financing	102,401	116,136	83,448	-12%	23%	218,537	108,624	101%
Municipal financing	36,078	27,089	30,810	33%	17%	63,167	53,406	18%
Investment banking	387,147	296,074	199,827	31%	94%	683,221	358,825	90%

Equity brokerage	34,873	43,234	40,644	-19%	-14%	78,107	88,497	-12%
Fixed income services	60,957	66,254	48,695	-8%	25%	127,211	89,985	41%
Institutional brokerage	95,830	109,488	89,339	-12%	7%	205,318	178,482	15%

Interest income	1,673	2,057	3,065	-19%	-45%	3,730	9,130	-59%
Investment income/(loss)	8,502	6,625	1,498	28%	468%	15,127	(5,792)	N/M

Total revenues	493,152	414,244	293,729	19%	68%	907,396	540,645	68%

Interest expense	479	493	1,062	-3%	-55%	972	3,056	-68%

Adjusted net revenues	$492,673	$413,751	$292,667	19%	68%	$906,424	$537,589	69%

Adjusted operating expenses
Adjusted compensation and benefits	$298,835	$254,268	$185,772	18%	61%	$553,103	$344,465	61%
Adjusted non-compensation expenses	57,364	56,748	55,128	1%	4%	114,112	112,344	2%
Adjusted operating expenses	$356,199	$311,016	$240,900	15%	48%	$667,215	$456,809	46%

Adjusted operating income	$136,474	$102,735	$51,767	33%	164%	$239,209	$80,780	196%

Adjusted ratios and margin
Adjusted compensation ratio	60.7%	61.5%	63.5%			61.0%	64.1%
Adjusted non-compensation ratio	11.6%	13.7%	18.8%			12.6%	20.9%
Adjusted operating margin	27.7%	24.8%	17.7%			26.4%	15.0%

Adjusted net income	$98,569	$75,479	$34,492	31%	186%	$174,048	$59,916	190%

Adjusted earnings per diluted common share	$5.37	$4.13	$1.93	30%	178%	$9.51	$3.35	184%
N/M – Not meaningful
Throughout the press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude: (1) revenues and expenses related to noncontrolling interests, (2) interest expense on long-term financing, (3) amortization of intangible assets related to acquisitions, (4) compensation and non-compensation expenses from acquisition-related agreements and (5) acquisition-related restructuring and integration costs. The adjusted weighted average diluted shares outstanding used in the calculation of non-GAAP earnings per diluted common share contains an adjustment to include the common shares for unvested restricted stock awards with service conditions granted pursuant to the acquisitions of Sandler O'Neill, The Valence Group and TRS Advisors LLC. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Adjusted Net Revenues
For the second quarter of 2021, record adjusted net revenues of $492.7 million increased 19% compared to the first quarter of 2021 driven by a strong performance from our investment banking business. Adjusted net revenues increased 68% compared to the second quarter of 2020 driven by the market recovery and scale, diversity and effectiveness of our investment banking business as well as strong brokerage activity. For the second quarter of 2021, investment banking generated 79% of total adjusted net revenues and institutional brokerage generated 19%.
Adjusted Operating Expenses
For the second quarter of 2021, adjusted operating expenses of $356.2 million increased 15% compared to the first quarter of 2021 and 48% compared to the second quarter of 2020.
•Adjusted compensation ratio of 60.7% for the second quarter of 2021 decreased compared to 61.5% for the first quarter of 2021 and 63.5% for the second quarter of 2020 as a result of higher net revenues.
•Adjusted non-compensation expenses of $57.4 million for the second quarter of 2021 were flat compared to the first quarter of 2021. Adjusted non-compensation expenses increased compared to the second quarter of 2020 driven by higher marketing and business development expenses associated with the gradual increase in travel and entertainment costs.
Adjusted Operating Income
For the second quarter of 2021, adjusted operating income of $136.5 million increased 33% compared to the first quarter of 2021 and 164% compared to the second quarter of 2020.
•Adjusted operating margin of 27.7% for the second quarter of 2021 increased compared to 24.8% for the first quarter of 2021 and 17.7% for the second quarter of 2020 driven by higher net revenues and a lower compensation ratio.
Adjusted Net Income & Adjusted Earnings Per Share
For the second quarter of 2021, we recorded adjusted net income of $98.6 million, or $5.37 of adjusted earnings per diluted common share. Results for the current quarter increased compared to the first quarter of 2021 and the second quarter of 2020 driven by higher revenues and a higher adjusted operating margin.
COMPLETED DEAL INFORMATION
The following summarizes information on deals closed during the periods presented.

	Three Months Ended					Six Months Ended
(Dollars in billions)	June 30,	Mar. 31,	June 30,	% Change vs.		June 30,	June 30,	%
	2021	2021	2020	Q1-21	Q2-20	2021	2020	Change
Advisory services
M&A and restructuring transactions	58	49	38	18%	53%	107	82	30%
Capital advisory transactions	40	28	17	43%	135%	68	30	127%

Corporate financings
Total equity transactions	48	71	42	-32%	14%	119	54	120%
Book run equity transactions	30	49	30	-39%	0%	79	41	93%
Total debt and preferred transactions	19	6	21	217%	-10%	25	29	-14%
Book run debt and preferred transactions	11	1	16	N/M	-31%	12	19	-37%

Municipal negotiated issues
Aggregate par value	$4.3	$3.2	$5.8	34%	-26%	$7.4	$9.5	-22%
Total issues	239	212	238	13%	0%	451	388	16%
N/M – Not meaningful

TAXES
Our non-GAAP effective tax rate for the second quarter of 2021 was 26.6%. For the six months ended June 30, 2021, our non-GAAP effective tax rate of 25.8% included a $1.4 million tax benefit related to restricted stock vesting at values greater than the grant price. Excluding the impact of this tax benefit, our non-GAAP effective tax rate was 26.4% for the six months ended June 30, 2021.
For the six months ended June 30, 2020, our non-GAAP effective tax rate was 21.3%. In the first quarter of 2020, we recorded tax benefits primarily related to the Coronavirus Aid, Relief and Economic Security Act, which drove our quarterly adjusted income tax rate lower. Given our improved performance for the second quarter of 2020, we reduced a portion of these tax benefits, which drove our quarterly adjusted income tax rate higher. The net impact resulted in tax benefits of $2.6 million for the first half of 2020. Excluding the impact of these tax benefits, our non-GAAP effective tax rate was 24.6% for the six months ended June 30, 2020.
CAPITAL
Dividends
On July 30, 2021, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.55 per share, to be paid on September 10, 2021, to shareholders of record as of the close of business on August 27, 2021.
During the second quarter of 2021, we paid a quarterly cash dividend on the company's common stock of $0.45 per share, totaling $6.5 million. For the first half of 2021, we returned an aggregate of $41.0 million, or $2.70 per share, to shareholders through quarterly dividends and the annual special dividend, which was paid in the first quarter of 2021.
Share Repurchases
In the first half of 2021, we repurchased approximately 123,000 shares of the company's common stock at an average price of $106.39 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. We also repurchased approximately 198,000 shares, at an average price of $116.71 per share, pursuant to our share repurchase authorization. The aggregate amount of approximately 321,000 shares, or $36.2 million, were repurchased at an average price of $112.75 per share.
ADDITIONAL INFORMATION

	June 30,	Mar. 31,	June 30,
	2021	2021	2020
Human Capital
Full-time employees	1,624	1,544	1,464
Investment banking managing directors	145	141	134

Shareholder Information (amounts in millions)
Common shareholders’ equity	$955.1	$888.5	$746.0

Common shares outstanding	14.3	14.4	13.8
Restricted shares outstanding	3.9	3.9	4.2
Total shares outstanding	18.2	18.3	18.0

Conference Call with Management
Chad R. Abraham, chairman and chief executive officer; Debbra L. Schoneman, president; and Timothy L. Carter, chief financial officer, will host a conference call to discuss the financial results on Friday, July 30, 2021, at 9 a.m. Eastern Time (8 a.m. Central Time). Participants can access the call by dialing 888-810-0209 (toll-free domestic) or 706-902-1361 (international) and referencing reservation number: 3954785. Callers should dial in at least 15 minutes prior to the call time. A live audio webcast of the call will be available through the company's website at www.pipersandler.com.
A recording of the conference call will be available for replay approximately three hours following the completion of the live call. Participants can listen to the recording by dialing 855-859-2056 and referencing reservation number: 3954785. A replay of the audio webcast will also be available through the company’s website referenced above.
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank and institutional securities firm driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in Europe through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Piper Sandler Hong Kong Ltd., authorized and regulated by the Securities and Futures Commission. Private equity strategies and fixed income advisory services are offered through separately registered advisory affiliates.
© 2021. Since 1895. Piper Sandler Companies. 800 Nicollet Mall, Minneapolis, Minnesota 55402-7036
Investor Relations Contact
Tim Carter
Tel: 612 303-5607
investorrelations@psc.com

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), current deal pipelines (or backlogs), the scope and impact of COVID-19, revenue levels from recent transactions (i.e., TRS Advisors, The Valence Group, Sandler O'Neill, and Weeden & Co.), areas of potential growth and market share gains for the company (e.g., sectors within corporate advisory or geographic regions within public finance), economic and market conditions (including the outlook for equity markets, municipal issuance, and the interest rate environment), our recruiting pipeline, the state of our equity and fixed income brokerage businesses, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), our strategic priorities, including growth of investment banking, the payment of our quarterly and special annual dividends to our shareholders, our share repurchase program, the expected benefits and integration of our recent acquisitions of TRS Advisors, The Valence Group, and Sandler O'Neill, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•the duration, extent and severity of the ongoing COVID-19 pandemic, including its impacts across our business, operations and employees and on economies and markets more generally;
•the expected benefits of our recent acquisitions of TRS Advisors, The Valence Group, and Sandler O'Neill may take longer than anticipated to achieve or may not be achieved in their entirety or at all, and will in part depend on our ability to retain and hire key personnel, and the costs or difficulties relating to the combination of the businesses may be greater than expected and may adversely affect our results of operations;
•market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2020, and updated in our subsequent reports filed with the SEC (available at our Web site at www.pipersandler.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended				Percent Inc/(Dec)		Six Months Ended
(Amounts in thousands, except per share data)	June 30,	Mar. 31,		June 30,	2Q '21	2Q '21	June 30,		June 30,		Percent
	2021	2021		2020	vs. 1Q '21	vs. 2Q '20	2021		2020		Inc/(Dec)

Revenues:
Investment banking	$387,147	$296,074		$199,827	30.8%	93.7%	$683,221		$358,825		90.4%
Institutional brokerage	95,830	109,488		89,339	(12.5)	7.3	205,318		178,482		15.0
Interest income	1,673	2,057		3,065	(18.7)	(45.4)	3,730		9,130		(59.1)
Investment income/(loss)	26,694	23,768		3,733	12.3	615.1	50,462		(10,093)		N/M
Total revenues	511,344	431,387		295,964	18.5	72.8	942,731		536,344		75.8

Interest expense	2,696	2,780		3,526	(3.0)	(23.5)	5,476		7,738		(29.2)

Net revenues	508,648	428,607		292,438	18.7	73.9	937,255		528,606		77.3

Non-interest expenses:
Compensation and benefits	325,252	280,328		213,560	16.0	52.3	605,580		401,684		50.8
Outside services	10,593	7,675		9,899	38.0	7.0	18,268		18,338		(0.4)
Occupancy and equipment	13,720	14,022		13,269	(2.2)	3.4	27,742		25,507		8.8
Communications	10,026	11,808		11,096	(15.1)	(9.6)	21,834		22,730		(3.9)
Marketing and business development	5,114	2,067		2,588	147.4	97.6	7,181		12,627		(43.1)
Deal-related expenses	8,710	12,431		11,204	(29.9)	(22.3)	21,141		16,144		31.0
Trade execution and clearance	4,207	4,180		4,312	0.6	(2.4)	8,387		11,463		(26.8)
Restructuring and integration costs	3,433	135		3,724	N/M	(7.8)	3,568		5,626		(36.6)
Intangible asset amortization	7,520	7,520		11,637	—	(35.4)	15,040		21,515		(30.1)
Other operating expenses	6,013	5,574		3,752	7.9	60.3	11,587		19,604		(40.9)
Total non-interest expenses	394,588	345,740		285,041	14.1	38.4	740,328		555,238		33.3

Income/(loss) before income tax expense/(benefit)	114,060	82,867		7,397	37.6	N/M	196,927		(26,632)		N/M

Income tax expense/(benefit)	27,066	17,274		4,700	56.7	475.9	44,340		(7,074)		N/M

Net income/(loss)	86,994	65,593		2,697	32.6	N/M	152,587		(19,558)		N/M

Net income/(loss) applicable to noncontrolling interests	17,173	16,134		1,243	6.4	N/M	33,307		(6,285)		N/M

Net income/(loss) applicable to Piper Sandler Companies	$69,821	$49,459		$1,454	41.2%	N/M	$119,280		$(13,273)		N/M

Earnings/(loss) per common share
Basic	$4.86	$3.44		$0.11	41.3%	N/M	$8.30		$(0.96)		N/M
Diluted	$4.12	$3.00		$0.10	37.3%	N/M	$7.14		$(0.96)	(a)	N/M

Dividends declared per common share	$0.45	$2.25	(b)	$0.20	(80.0)%	125.0%	$2.70	(b)	$1.33	(c)	103.0%

Weighted average common shares outstanding
Basic	14,358	14,374		13,794	(0.1)%	4.1%	14,366		13,795		4.1%
Diluted	16,951	16,467		14,476	2.9%	17.1%	16,709		14,444	(a)	15.7%
N/M — Not meaningful
(a)Earnings per diluted common share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred.
(b)Includes the declaration of a special cash dividend of $1.85 per share and a quarterly cash dividend of $0.40 per share on the Company's common stock for the three months ended March 31, 2021, and the declaration of a special cash dividend of $1.85 per share and two quarterly cash dividends totaling $0.85 per share on the Company's common stock for the six months ended June 30, 2021.
(c)Includes the declaration of a special cash dividend of $0.75 per share and two quarterly cash dividends totaling $0.575 per share on the Company's common stock for the six months ended June 30, 2020.

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '21	2Q '21	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2021	2021	2020	vs. 1Q '21	vs. 2Q '20	2021	2020	Inc/(Dec)
Revenues:
Investment banking	$387,147	$296,074	$199,827	30.8%	93.7%	$683,221	$358,825	90.4%
Institutional brokerage	95,830	109,488	89,339	(12.5)	7.3	205,318	178,482	15.0
Interest income	1,673	2,057	3,065	(18.7)	(45.4)	3,730	9,130	(59.1)
Investment income/(loss)	8,502	6,625	1,498	28.3	467.6	15,127	(5,792)	N/M
Total revenues	493,152	414,244	293,729	19.0	67.9	907,396	540,645	67.8

Interest expense	479	493	1,062	(2.8)	(54.9)	972	3,056	(68.2)

Adjusted net revenues (2)	$492,673	$413,751	$292,667	19.1%	68.3%	$906,424	$537,589	68.6%

Non-interest expenses:
Adjusted compensation and benefits (3)	$298,835	$254,268	$185,772	17.5%	60.9%	$553,103	$344,465	60.6%
Ratio of adjusted compensation and benefits to adjusted net revenues	60.7%	61.5%	63.5%			61.0%	64.1%

Adjusted non-compensation expenses (4)	$57,364	$56,748	$55,128	1.1%	4.1%	$114,112	$112,344	1.6%
Ratio of adjusted non-compensation expenses to adjusted net revenues	11.6%	13.7%	18.8%			12.6%	20.9%

Adjusted operating income (5)	$136,474	$102,735	$51,767	32.8%	163.6%	$239,209	$80,780	196.1%
Adjusted operating margin (6)	27.7%	24.8%	17.7%			26.4%	15.0%

Interest expense on long-term financing	2,217	2,287	2,464	(3.1)	(10.0)	4,504	4,682	(3.8)

Adjusted income before adjusted income tax expense (7)	$134,257	$100,448	$49,303	33.7%	172.3%	$234,705	$76,098	208.4%

Adjusted income tax expense (8)	35,688	24,969	14,811	42.9	141.0	60,657	16,182	274.8

Adjusted net income (9)	$98,569	$75,479	$34,492	30.6%	185.8%	$174,048	$59,916	190.5%
Effective tax rate (10)	26.6%	24.9%	30.0%			25.8%	21.3%

Adjusted earnings per diluted common share	$5.37	$4.13	$1.93	30.0%	178.2%	$9.51	$3.35	183.9%

Adjusted weighted average diluted common shares outstanding (11)	18,360	18,254	17,877	0.6%	2.7%	18,307	17,894	2.3%
N/M – Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2021	2021	2020	2021	2020

Net revenues:
Net revenues – U.S. GAAP basis	$508,648	$428,607	$292,438	$937,255	$528,606
Adjustments:
Revenue related to noncontrolling interests (12)	(18,192)	(17,143)	(2,235)	(35,335)	4,301
Interest expense on long-term financing	2,217	2,287	2,464	4,504	4,682
Adjusted net revenues	$492,673	$413,751	$292,667	$906,424	$537,589

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$325,252	$280,328	$213,560	$605,580	$401,684
Adjustment:
Compensation from acquisition-related agreements	(26,417)	(26,060)	(27,788)	(52,477)	(57,219)
Adjusted compensation and benefits	$298,835	$254,268	$185,772	$553,103	$344,465

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$69,336	$65,412	$71,481	$134,748	$153,554
Adjustments:
Non-compensation expenses related to noncontrolling interests (12)	(1,019)	(1,009)	(992)	(2,028)	(1,984)
Acquisition-related restructuring and integration costs	(3,433)	(135)	(3,724)	(3,568)	(5,626)
Amortization of intangible assets related to acquisitions	(7,520)	(7,520)	(11,637)	(15,040)	(21,515)
Non-compensation expenses from acquisition-related agreements	—	—	—	—	(12,085)
Adjusted non-compensation expenses	$57,364	$56,748	$55,128	$114,112	$112,344

Income/(loss) before income tax expense/(benefit):
Income/(loss) before income tax expense/(benefit) – U.S. GAAP basis	$114,060	$82,867	$7,397	$196,927	$(26,632)
Adjustments:
Revenue related to noncontrolling interests (12)	(18,192)	(17,143)	(2,235)	(35,335)	4,301
Interest expense on long-term financing	2,217	2,287	2,464	4,504	4,682
Non-compensation expenses related to noncontrolling interests (12)	1,019	1,009	992	2,028	1,984
Compensation from acquisition-related agreements	26,417	26,060	27,788	52,477	57,219
Acquisition-related restructuring and integration costs	3,433	135	3,724	3,568	5,626
Amortization of intangible assets related to acquisitions	7,520	7,520	11,637	15,040	21,515
Non-compensation expenses from acquisition-related agreements	—	—	—	—	12,085
Adjusted operating income	$136,474	$102,735	$51,767	$239,209	$80,780
Interest expense on long-term financing	(2,217)	(2,287)	(2,464)	(4,504)	(4,682)
Adjusted income before adjusted income tax expense	$134,257	$100,448	$49,303	$234,705	$76,098

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$27,066	$17,274	$4,700	$44,340	$(7,074)
Tax effect of adjustments:
Compensation from acquisition-related agreements	6,142	6,063	6,818	12,205	13,906
Acquisition-related restructuring and integration costs	871	23	341	894	824
Amortization of intangible assets related to acquisitions	1,609	1,609	2,952	3,218	5,457
Non-compensation expenses from acquisition-related agreements	—	—	—	—	3,069
Adjusted income tax expense	$35,688	$24,969	$14,811	$60,657	$16,182

Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2021	2021	2020	2021	2020

Net income/(loss) applicable to Piper Sandler Companies:
Net income/(loss) applicable to Piper Sandler Companies – U.S. GAAP basis	$69,821	$49,459	$1,454	$119,280	$(13,273)
Adjustments:
Compensation from acquisition-related agreements	20,275	19,997	20,970	40,272	43,313
Acquisition-related restructuring and integration costs	2,562	112	3,383	2,674	4,802
Amortization of intangible assets related to acquisitions	5,911	5,911	8,685	11,822	16,058
Non-compensation expenses from acquisition-related agreements	—	—	—	—	9,016
Adjusted net income	$98,569	$75,479	$34,492	$174,048	$59,916

Earnings/(loss) per diluted common share:
Earnings/(loss) per diluted common share – U.S. GAAP basis	$4.12	$3.00	$0.10	$7.14	$(0.96)
Adjustment for inclusion of unvested acquisition-related stock	(0.45)	(0.45)	(0.45)	(0.91)	(0.80)
Impact of antidilutive shares in a period of a loss	—	—	—	—	0.04
	$3.67	$2.55	$(0.35)	$6.23	$(1.72)
Adjustments:
Compensation from acquisition-related agreements	1.20	1.21	1.45	2.41	3.01
Acquisition-related restructuring and integration costs	0.15	0.01	0.23	0.16	0.33
Amortization of intangible assets related to acquisitions	0.35	0.36	0.60	0.71	1.11
Non-compensation expenses from acquisition-related agreements	—	—	—	—	0.62
Adjusted earnings per diluted common share	$5.37	$4.13	$1.93	$9.51	$3.35

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	16,951	16,467	14,476	16,709	14,444
Adjustment:
Unvested acquisition-related restricted stock with service conditions	1,409	1,787	3,401	1,598	3,450
Adjusted weighted average diluted common shares outstanding	18,360	18,254	17,877	18,307	17,894

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes (a) revenues related to noncontrolling interests (see (12) below) and (b) interest expense on long-term financing.
(3)A non-GAAP measure which excludes compensation expense from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (12) below), (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from acquisition-related agreements.
(5)A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (12) below), (b) interest expense on long-term financing, (c) compensation and non-compensation expenses from acquisition-related agreements, (d) acquisition-related restructuring and integration costs and (e) amortization of intangible assets related to acquisitions.
(6)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(7)A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (12) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) acquisition-related restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.
(8)A non-GAAP measure which excludes the income tax benefit from (a) compensation and non-compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.
(9)A non-GAAP measure which represents net income earned by Piper Sandler Companies excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense allocated to the adjustments.
(10)A non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.
(11)A non-GAAP measure which assumes the vesting of acquisition-related restricted stock with service conditions.
(12)Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.